UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2012 (May 22, 2012)

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500 Houston, TX	77,063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Whitestone REIT (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 22, 2012. At the Annual Meeting, the Company's shareholders approved each of the proposals presented which are described in more detail in the Company's Proxy Statement. Holders of 9,512,614 shares of the Company's common shares were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to the Company's shareholders at the Annual Meeting:

Proposal 1: Election of Trustees

The following individuals were elected as trustees to serve until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jack L. Mahaffey	5,778,093	309,591	3,424,930
James C. Mastandrea	5,801,081	286,603	3,424,930

Daniel G. DeVos will continue to hold office until the 2013 Annual Meeting of Shareholders, and Daryl J. Carter and Donald F. Keating will continue to hold office until the 2014 Annual Meeting of Shareholders.

Proposal 2: Amendment to Declaration of Trust

The shareholders approved an amendment to the Company's Declaration of Trust, as amended, that will provide for the reclassification of each Class A common share of beneficial interest into one Class B common share of beneficial interest. The amendment will be effective upon filing with the State Department of Assessments and Taxation of Maryland. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,220,371	210,370	75,017	6,856

Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

The proposal to ratify the selection of Pannell Kerr Forster of Texas, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,366,527	78,189	67,898	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date: May 25, 2012	By:	/s/ David K. Holeman
David K. Holeman Chief Financial Officer